Secretary of State **Articles of Organization** Limited Liability Company (LLC)	**LLC-1**

201714410026

FILED
Secretary of State
State of California
MAY 16 2017

ICC

This Space For Office Use Only

IMPORTANT — Read Instructions before completing this form.

Filing Fee - $70.00

Copy Fees - First plain copy free; Additional copies: First page $1.00 & .50 for each attachment page; Certification Fee - $5.00

Important! LLCs may have to pay an annual minimum $800 tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

1. Limited Liability Company Name (See Instructions – Must contain an LLC ending such as LLC or L.L.C. "LLC" will be added, if not included.)

Paradyme Equities, LLC

2. Business Addresses

a. Initial Street Address of Designated Office in California - Do not list a P.O. Box	City (no abbreviations)	State	Zip Code
29165 Ridgeline Court	Temecula	CA	92590
b. Initial Mailing Address of LLC, if different than Item 2a	City (no abbreviations)	State	Zip Code

3. Agent for Service of Process

Item 3a and 3b: If naming an **individual**, the agent must reside in California and Item 3a and 3b must be completed with the agent's name and complete California street address.

Item 3c: If naming a California Registered **Corporate Agent**, a current agent registration certificate must be on file with the California Secretary of State and Item 3c must be completed (leave Item 3a-3b blank).

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
Ryan	Joseph	Garland	

b. Street Address (if agent is not a corporation) - Do not list a P.O. Box	City (no abbreviations)	State	Zip Code
29165 Ridgeline Court	Temecula	CA	92590

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

4. Management (Select **only** one box)

The LLC will be managed by:

☑ One Manager ☐ More than One Manager ☐ All LLC Member(s)

5. Purpose Statement (Do not alter Purpose Statement)

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

6. The information contained herein, including in any attachments, is true and correct.

[signature] David Utley

Organizer sign here — Print your name here

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

MAY 25 2017

Date: ____________________

ALEX PADILLA, Secretary of State